Exhibit 99.1

GeneDx Reports First Quarter 2025 Financial Results and Business Highlights

Reported first quarter 2025 revenues of $87.1 million with 62% year-over-year growth of exome and genome test revenue
Generated first quarter 2025 adjusted net income1 of $7.7 million
Announced plans to acquire Fabric Genomics
Raised guidance to deliver between $360 and $375 million in revenue and reaffirmed outlook to deliver exome/genome volume and revenue growth of at least 30% in FY 2025
GeneDx to host conference call today at 8:30 a.m. ET

GAITHERSBURG, Md., April 30, 2025 — GeneDx Holdings Corp. (Nasdaq: WGS), a leader in delivering improved health outcomes through genomic insights, today reported its financial results for the first quarter of 2025.
“Healthcare is at an inflection point where integrating genomic insights into standard care is becoming essential – both for better clinical outcomes and for saving the healthcare system valuable dollars,” said Katherine Stueland, CEO of GeneDx. “The first quarter exceeded our expectations across all measures, headlined by 62% revenue growth in exome/genome and our third consecutive quarter of profitability, demonstrating the leverage in our business model to drive sustained, profitable growth. We are well positioned to transform access to genomic testing globally, driving improved outcomes on an even larger scale.”
“Our business continued to exceed expectations, with volume growth accelerating throughout the quarter,” said Kevin Feeley, CFO of GeneDx. “Looking forward, the combination of continued core momentum, the rolling expansion of new indications in the outpatient setting, and the recent launch of a new ultraRapid genome product are expected to drive incremental volume growth opportunities throughout the remainder of 2025 and beyond.”

First Quarter 2025 Financial Results (Unaudited)1
Revenues
•Revenues grew to $87.1 million, an increase of 42% year-over-year
•Exome and genome test revenue grew to $71.4 million, an increase of 62% year-over-year
Exome and genome volume
•Exome and genome test results volume grew to 20,562, an increase of 24% year-over-year
•Exome and genome represented 40% of all test results, up from 30% in the first quarter of 2024
Gross margin
•Adjusted gross margin was 69%, compared to 61% in the first quarter of 2024
◦Total GAAP gross margin was 67%.

Operating expenses
•Adjusted total operating expenses were $52.3 million, or 60% of revenues in the first quarter of 2025, compared to 74% in the first quarter of 2024
◦Total GAAP operating expenses were $63.0 million.

Net Income
•Adjusted net income was $7.7 million compared to an adjusted net loss of $8.0 million in the first quarter of 2024
◦GAAP net loss was $6.5 million.
Cash position
•Cash, cash equivalents, marketable securities and restricted cash was $160.2 million as of March 31, 2025.
•Cash flow for the first quarter 2025 included:
◦$4.1 million in cash generated from ordinary operations; and
◦$13.9 million in proceeds, net of fees, from the issuance of 150,000 shares of Class A common stock in connection with sales pursuant to our “at-the-market” offering.

1Adjusted gross margin, adjusted total operating expenses and adjusted net income/(loss) are non-GAAP financial measures. See appendix for a reconciliation of GAAP to Non-GAAP figures presented.

GeneDx Full Year 2025 Guidance
GeneDx has updated its full year 2025 guidance. Management expects GeneDx to deliver:
•Revenues between $360 to $375 million for full year 2025, inclusive of $3 to $5 million in post-close revenue contribution from the planned acquisition of Fabric Genomics, assuming a second quarter 2025 close (previous guidance was revenues between $350 to $360 million);
•Growth in exome/genome volume and revenue of at least 30% (unchanged);
•Adjusted gross margins between 66%-68% (previous guidance was between 65%-67%); and
•Profitability with adjusted net income each quarter and for full year 2025 (unchanged).

First Quarter 2025 Business Highlights
Driving sustainable growth and market leadership
•Announced plans to acquire Fabric Genomics, which will accelerate GeneDx’s entry into a supplemental market of genomic medicine: decentralized testing with centralized intelligence.
•Announced ultraRapid Whole Genome Sequencing, offering accelerated, comprehensive and actionable genomic insights for neonatal and pediatric patients in the NICU and PICU in as soon as 48 hours.
•Launched Epic Aura, which seamlessly integrates GeneDx exome and genome testing into the native ordering and resulting workflows of many of the largest health systems across the country.
•Expanded commercial footprint for exome and genome testing with cerebral palsy (CP) as a new indication, underscoring the importance of improving access to exome and genome testing for patients with CP to shorten the diagnostic odyssey and accelerate the path to treatment.
•Expanded commercial footprint for exome and genome testing with Inborn Errors of Immunity (IEIs) as a new indication, empowering ordering clinicians with more accurate and comprehensive genetic insights to better treat this patient population.
•Accelerated adoption of exome and genome sequencing coverage by state Medicaid programs, bringing the total states covering exome or genome sequencing in the pediatric outpatient setting to 33 (New Mexico announced April 2025) and the total states covering rapid genome sequencing in the neonatal intensive care unit (NICU) to 14.
•Recognized by Fast Company as one of the world’s most innovative companies, honoring GeneDx’s innovative approach to accelerating genetic diagnosis and transforming the future of healthcare by ending the diagnostic odyssey.

Advancing the field to accelerate market expansion

•Published data from the Seqfirst-neo study, a pioneering study conducted in partnership with Seattle Children’s and the University of Washington, revealing that widespread use of rapid genome sequencing (rGS) demonstrates that at least 60% of level IV NICU infants should be receiving rGS.
◦Seqfirst-neo is the first study to use exclusion, rather than inclusion, criteria for which infants should receive genomic testing in the NICU, setting a new standard of care by enabling neonatologists to more easily identify patients to receive testing, and expanding access to patients who previously would not have been offered testing.
◦42% of diagnosed infants would have been missed using conventional NICU protocols (69% of whom were non-white), highlighting the limitations of current diagnostic approaches and the correlated inequity of care.

•Showcased key research and innovation at the 2025 American College of Medical Genetics (ACMG) Annual Meeting that demonstrated:
◦The relative impact of RNAseq across a large cohort of clinically diverse patients receiving exome-based testing for rare diseases was low, and for most patients the key factors in clinically impactful VUS resolution are providing detailed and accurate clinical information, trio-based testing, and selecting a laboratory with an extensive clinical and genomic database.
◦Parental needs during whole genome sequencing (WGS) are multifaceted and interconnected, with parents’ informational, emotional, and logistical needs all suggesting the importance of ongoing, empathetic engagement with healthcare providers. Parental feedback also highlighted the need for peer support from families either similar genetic or clinical diagnoses or those similarly navigating the WGS process, emphasizing the role of patient advocacy in the diagnostic and treatment journey for children with developmental disorders.
◦The results of the first 10,000 participants enrolled in the GUARDIAN study demonstrate the feasibility of screening for a targeted set of genes in a diverse newborn population with genomic newborn screening (gNBS). 74.0% of parents consented for their newborn to participate, highlighting the wide acceptance of more advanced and modernized newborn screening with gNBS.
•Announced Multiscore, an advanced AI-powered decision support tool designed to revolutionize genetic analysis by improving diagnostic efficiency, streamlining workflows, and enhancing clinical insights.
◦Through the combination of GeneDx’s industry leading proprietary dataset, publicly available data, and the power of AI, Multiscore enables faster, more accurate identification of genetic conditions, providing a scalable solution for clinical interpretation embedded directly within GeneDx’s platform, and reducing the time required for manual review by analysts, ultimately shortening the overall turnaround time for delivering results.

Webcast and Conference Call Details
GeneDx will host a conference call today, April 30, 2025, at 8:30 a.m. Eastern Time. Investors interested in listening to the conference call are required to register online. A live and archived webcast of the event will be available on the “Events” section of the GeneDx investor relations website at https://ir.genedx.com/.
Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding our future performance and our market opportunity, including our expected full year 2025 reported revenue and volume guidance, adjusted gross margin and our adjusted net income in 2025. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) our ability to implement business plans, goals and forecasts, and identify and realize additional opportunities, (ii) the risk of downturns and a changing regulatory landscape in the highly competitive healthcare industry, (iii) the size and growth of the market in which we operate, (iv) our ability to pursue our new strategic direction, and (v) our ability to enhance our artificial intelligence tools that we use in our clinical interpretation platform. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 20, 2025 and other documents filed by us from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and we assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. We do not give any assurance that we will achieve our expectations.
About GeneDx
At GeneDx (Nasdaq: WGS), we believe that everyone deserves personalized, targeted medical care—and that it all begins with a genetic diagnosis. Fueled by one of the world’s largest rare disease data sets, our industry-leading exome and genome tests translate complex genomic data into clinical answers that unlock personalized health plans, accelerate drug discovery, and improve health system efficiencies. For more information, please visit genedx.com and connect with us on LinkedIn, Facebook, and Instagram.

Investor Relations Contact:
Investors@GeneDx.com
Media Contact:
Press@GeneDx.com

Volume & Revenue

	1Q25	4Q24	3Q24	2Q24	1Q24
Volumes
Whole exome, whole genome	20,562	20,676	19,262	18,017	16,592
Hereditary cancer	2,725	3,486	4,672	5,482	6,868
Other panels	28,228	30,115	35,095	34,204	31,763
Total	51,515	54,277	59,029	57,703	55,223

Revenue ($ millions)
Whole exome, whole genome	$71.4	$78.8	$60.0	$50.7	$44.0
Hereditary cancer	2.2	2.8	3.3	3.8	5.5
Other panels	12.1	12.3	13.8	13.3	10.7
Data information	1.4	1.4	(0.5)	1.1	1.3
Total	$87.1	$95.3	$76.6	$68.9	$61.5

Unaudited Select Financial Information (in thousands)

	Three months ended March 31, 2025			Three months ended December 31, 2024
	GeneDx	Other[1]	Total	GeneDx	Other[1]	Total
Revenue	$87,115	$—	$87,115	$95,286	$354	$95,640
Adjusted cost of services	27,396	—	27,396	28,384	—	28,384
Adjusted gross profit (loss)	$59,719	$—	$59,719	$66,902	$354	$67,256
Adjusted gross margin %	68.6%		68.6%	70.2%		70.3%

	Three months ended March 31, 2024
	GeneDx	Other[1]	Total
Revenue	$61,461	$961	$62,422
Adjusted cost of services	24,099	—	24,099
Adjusted gross profit (loss)	$37,362	$961	$38,323
Adjusted gross margin %	60.8%		61.4%
1.Other represents revenue and costs in 2024 associated with the shut down Legacy Sema4 diagnostic testing business.

	Three months ended March 31, 2025
	Reported	Depreciation and amortization	Stock-based compensation expense	Restructuring costs	Change in FV of warrants	Other[1]	Adjusted
Diagnostic test revenue	$85,759	$—	$—	$—	$—	$—	$85,759
Other revenue	1,356	—	—	—	—	—	1,356
Total revenue	87,115	—	—	—	—	—	87,115
Cost of services	28,639	(1,075)	(168)	—	—	—	27,396
Gross profit	58,476	1,075	168	—	—	—	59,719
Gross margin	67.1%						68.6%

Research and development	12,577	(372)	(419)	(28)	—	—	11,758
Selling and marketing	18,316	(1,225)	(546)	(16)	—	—	16,529
General and administrative	32,134	(3,006)	(2,850)	(514)	—	(1,784)	23,980

(Loss) profit from operations	(4,551)	5,678	3,983	558	—	1,784	7,452

Interest expense, net	(640)	—	—	—	—	640	—
Other (expense) income, net	(891)	—	—	—	1,100	30	239
Income tax expense	(447)	—	—	—	—	447	—
Net (loss) income	$(6,529)	$5,678	$3,983	$558	$1,100	$2,901	$7,691

	Three months ended March 31, 2024
	Reported	Depreciation and amortization	Stock-based compensation expense	Restructuring costs	Change in FV of warrants	Other[1]	Adjusted
Diagnostic test revenue	$61,104	$—	$—	$—	$—		$61,104
Other revenue	1,318	—	—	—	—	—	1,318
Total revenue	62,422	—	—	—	—	—	62,422
Cost of services	25,011	(816)	(48)	(48)	—	—	24,099
Gross profit	37,411	816	48	48	—	—	38,323
Gross margin	59.9%						61.4%

Research and development	11,567	(196)	187	(103)	—	—	11,455
Selling and marketing	16,085	(1,225)	20	(400)	—	—	14,480
General and administrative	23,419	(3,011)	292	(292)	—	—	20,408

Loss from operations	(13,660)	5,248	(451)	843	—	—	(8,020)

Interest expense, net	(597)	—	—	—	—	597	—
Other (expense) income, net	(6,064)	—	—	—	6,101	—	37
Income tax benefit	82	—	—	—	—	(82)	—
Net loss	$(20,239)	$5,248	$(451)	$843	$6,101	$515	$(7,983)

	Three months ended December 31, 2024
	Reported	Depreciation and amortization	Stock-based compensation expense	Restructuring costs	Change in FV of warrants	Other[1]	Adjusted
Diagnostic test revenue	$94,196	$—	$—	$—	$—	$—	$94,196
Other revenue	1,444	—	—	—	—	—	1,444
Total revenue	95,640	—	—	—	—	—	95,640
Cost of services	29,435	(928)	(123)	—	—	—	28,384
Gross profit	66,205	928	123	—	—	—	67,256
Gross margin	69.2%						70.3%

Research and development	11,588	(294)	(495)	(13)	—	—	10,786
Selling and marketing	17,676	(1,225)	(347)	(30)	—	—	16,074
General and administrative	27,350	(3,111)	(1,880)	(249)	—	—	22,110
Other, net	785	—	—	—	—	—	785

Profit from operations	8,806	5,558	2,845	292	—	—	17,501

Interest expense, net	(698)	—	—	—	—	698	—
Other (expense) income, net	(2,694)	—	—	—	1,980	666	(48)
Income tax benefit	24	—	—	—	—	(24)	—
Net income	$5,438	$5,558	$2,845	$292	$1,980	$1,340	$17,453
1.Other represents interest expense, net, income tax (expense) benefit for all periods presented. Other for the three months ended March 31, 2025 includes transaction costs related to the planned acquisition of Fabric Genomics. Other for the three months ended December 31, 2024 includes legal costs related to a legal settlement.

GeneDx Holdings Corp.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	March 31, 2025 (Unaudited)	December 31, 2024
Assets:
Current assets:
Cash and cash equivalents	$99,704	$85,212
Marketable securities	59,456	55,973
Accounts receivable	45,983	37,426
Inventory, net	12,662	10,650
Prepaid expenses and other current assets	8,011	8,707
Total current assets	225,816	197,968
Operating lease right-of-use assets	24,883	25,613
Property and equipment, net	36,383	32,893
Intangible assets, net	155,094	158,600
Other assets [1]	4,254	4,306
Total assets	$446,430	$419,380
Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable and accrued expenses	$41,862	$30,044
Short-term lease liabilities	3,124	3,336
Other current liabilities	24,555	21,437
Total current liabilities	69,541	54,817
Long-term debt, net of current portion	51,794	51,913
Long-term lease liabilities	59,918	60,919
Other liabilities	6,619	5,519
Deferred taxes	1,153	965
Total liabilities	189,025	174,133
Stockholders’ Equity:
Preferred stock	—	—
Class A common stock	2	2
Additional paid-in capital	1,615,501	1,596,889
Accumulated deficit	(1,359,003)	(1,352,474)
Accumulated other comprehensive income	905	830
Total stockholders’ equity	257,405	245,247
Total liabilities and stockholders’ equity	$446,430	$419,380
1.Other assets includes $990 thousand of restricted cash as of both March 31, 2025 and December 31, 2024.

GeneDx Holdings Corp.
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except share and per share amounts)

	Three months ended March 31,
	2025	2024
Revenue
Diagnostic test revenue	$85,759	$61,104
Other revenue	1,356	1,318
Total revenue	87,115	62,422
Cost of services	28,639	25,011
Gross profit	58,476	37,411
Research and development	12,577	11,567
Selling and marketing	18,316	16,085
General and administrative	32,134	23,419
Loss from operations	(4,551)	(13,660)

Non-operating income (expenses), net
Change in fair value of warrants	(1,100)	(6,101)
Interest expense, net	(640)	(597)
Other income, net	209	37
Total non-operating expenses, net	(1,531)	(6,661)
Loss before income taxes	$(6,082)	$(20,321)
Income tax (expense) benefit	(447)	82
Net loss	$(6,529)	$(20,239)

Weighted average shares outstanding of Class A common stock	28,147,948	26,062,170
Basic and diluted loss per share, Class A common stock	$(0.23)	$(0.78)

GeneDx Holdings Corp.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Three months ended March 31,
	2025	2024
Operating activities
Net loss	$(6,529)	$(20,239)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization expense	5,678	5,248
Stock-based compensation expense	3,983	(451)
Change in fair value of warrants	1,100	6,101
Deferred tax expense	447	(82)
Change in third party payor reserves	1,395	(193)
Other	757	886
Change in operating assets and liabilities:
Accounts receivable	(8,557)	4,220
Inventory	(2,032)	(2,877)
Accounts payable and accrued expenses	10,824	(4,733)
Other assets and liabilities	3,116	(4,293)
Net cash provided by (used in) operating activities	10,182	(16,413)
Investing activities
Purchases of property and equipment	(6,129)	(443)
Purchases of marketable securities	(17,209)	(5,167)
Proceeds from sales of marketable securities	—	598
Proceeds from maturities of marketable securities	13,930	5,855
Net cash (used in) provided by investing activities	(9,408)	843
Financing activities
Proceeds from offerings, net of issuance costs	13,894	—
Exercise of stock options	735	24
Long-term debt principal payments	(300)	—
Finance lease payoff and principal payments	(611)	(462)
Net cash provided by (used in) financing activities	13,718	(438)
Net increase (decrease) in cash, cash equivalents and restricted cash	14,492	(16,008)
Cash, cash equivalents and restricted cash, at beginning of period	86,202	100,668
Cash, cash equivalents and restricted cash, at end of period (1)	$100,694	$84,660

Supplemental disclosures of cash flow information
Cash paid for interest	$1,600	$2,019
Cash paid for taxes	$206	$300
Purchases of property and equipment in accounts payable and accrued expenses	$2,197	$36
1.Cash, cash equivalents and restricted cash at March 31, 2025 excludes marketable securities of $59.5 million.